UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 19, 2015
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2015, Raymond James Financial, Inc. (the “Company”) appointed Charles von Arentschildt, age 55, as a new director, with a term commencing on the date of appointment. Since 2005, Mr. von Arentschildt has been an independent private investor managing his personal investments across a variety of asset classes.  Mr. von Arentschildt served as Chairman of Global Markets, North America, at Deutsche Bank Securities Inc. from 2004 through 2005.  Previously, he had been Chief Executive Officer and Head of Global Markets North America since 2002. Prior positions held at Deutsche Bank include Global Head of Finance, Global Head of Securitization and Global Head of Commodities. Mr. von Arentschildt served on Deutsche Bank’s Regional Executive Committee from 1998 to 2005 and its Global Markets Management Committee from 1997 to 2005.  From December 1992 to March 1997, he served as Managing Director and Global Head of Metals, Commodities at Morgan Stanley, Inc.  Mr. von Arentschildt was a member of the board of directors of the Carlyle Blue Wave Fund from 2007 to 2009.  He has also been a director of the Gold and Silver Institute and a member of the New York Mercantile Exchange. Mr. von Arentschildt served as Treasurer and Board Member of Boys and Girls Club of Greenwich, Connecticut from 2003 to 2008.

In addition to being appointed to the Board of Directors, Mr. von Arentschildt has been appointed to the Audit and Risk Committee.

Mr. von Arentschildt will participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on January 20, 2015. Consistent with such arrangements, effective upon his appointment to the Board, Mr. von Arentschildt has been granted an award of restricted stock units with a value of $62,500, representing one-half the annual award, which units will vest in full on the first anniversary of the grant.

In addition, the Company announced that Mr. Jeffrey N. Edwards has been appointed to the Audit and Risk Committee of the Board of Directors, effective August 18, 2015, and has simultaneously stepped down from his position as a member of the Corporate Governance, Nominating and Compensation Committee.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company also announced in the above press release its quarterly cash dividend on shares of its common stock of $0.18 per share, payable on October 15, 2015 to shareholders of record on October 1, 2015.

In addition, the Company issued a separate press release on August 19, 2015, to disclose the operating data for July 2015. A copy of this press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report, including any exhibits hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.

99.1 Press release, dated August 19, 2015, issued by Raymond James Financial, Inc.
99.2 Press release, dated August 19, 2015, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	August 19, 2015	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 19, 2015, issued by Raymond James Financial, Inc.
99.2	Press release, dated August 19, 2015, issued by Raymond James Financial, Inc.